Exhibit 23.2

PricewaterhouseCoopors LLP
300 Madison Avenue
New York NY 10017
Telephone (646) 471-3000
www.pwc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121098) of Kyocera Corporation of our report dated June 15, 2005 relating to the financial statements of Kyocera Mita America, Inc. Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers L.L.P.

New York, NY
December 8, 2006